                                                                   EXHIBIT 10.44


                  Termination Subsequent of Change in Control
                  -------------------------------------------

     AGREEMENT made as of the 1/st/ day of October, 1998 by and among L.S. Wholesale, Inc., a Massachusetts corporation with its main office in St. Thomas, U.S.V.I. (the "Employer"), Little Switzerland, Inc., a Delaware corporation with its main office in St. Thomas, U.S.V.I. ("Little Switzerland"), and Raoul Mills (the "Executive").

In the event of a Terminating Event (as defined below) within one year from the date of a Change of Control (as defined below) of Little Switzerland, as of the date of such Terminating Event, the Employee shall be entitled to receive a lump sum payment equal to twelve (12) months of Base Salary, plus any accrued and unpaid Annual Bonus which the Employee has earned.

     a. For purposes of this Agreement, a "Terminating Event" shall mean termination by the Employer or its successor entity of the Employee for any reason other than death or cause defined as

          (i) Deliberate dishonesty of the Employee with respect to the Employer or any subsidiary or affiliate thereof;

          (ii) Conviction of the Employee of (A) a felony or (B) any crime involving moral turpitude, deceit, dishonesty or fraud; or

          (iii) Gross negligence or willful misconduct of the Employee with respect to the Employer or any subsidiary or affiliate thereof.

     b. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred in the following instances: (i) if there has occurred a change in control which Little Switzerland would be required to report in response to Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission pursuant to the 1934 Act which are intended to serve similar purposes; (ii) if there has occurred a change in control which Little Switzerland would be required to report in response to Item 6(e) of Schedule 14A promulgated under the 1934 Act, or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission pursuant to the 1934 Act which are intended to serve similar purposes; (iii) when any "person" (as such term is used in Section 13(d) and 14(d)(2) or the 1934
        Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of Little Switzerland representing fifteen percent (15%) or more of the total number of votes that may be cast for the election of Directors of Little Switzerland; (iv) the sale, transfer or other disposition of all or substantially all of the assets of Little Switzerland to another person or entity; (v) the election of Directors of Little Switzerland equal to one-third or more of the total number of Directors then in office who have not been nominated by Little Switzerland's Board of Directors or a committee thereof as constituted on the date hereof; or
        (vi) the signing of an agreement, contract or other arrangement providing for any of the transactions described above in this definition of Change in Control; provided, however, that a "Change in Control" shall not be deemed to have occurred as a result of the beneficial ownership of Little Switzerland's Common Stock by any person who is a "Grandfathered Person" under Little Switzerland's Shareholder Rights Agreement dated July 17, 1991, as amended (the "Rights Agreement"), so long as such Grandfathered Person's beneficial ownership of Little Switzerland's Common Stock does not exceed such Grandfathered Person's "Grandfathered Percentage" (as defined in the Rights Agreement).

     c. For each fiscal year during which the Executive is employed by the Employer pursuant to this Agreement, in the event that the Employer shall achieve certain performance criteria (the "Performance Criteria") agreed upon by the Employer and the Executive prior to the beginning of each fiscal year, the Employer shall pay to the Executive a bonus (the "Annual Bonus") in an amount of up to 25% of the Base Salary. The Performance Criteria shall be established annually by the Employer and the Executive and shall be based upon the Employer's budget.

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by each of the Employer and Little Switzerland, by their duly authorized officers, and by the Executive, as of the date first above written.

                                    L.S. WHOLESALE, INC.

                                    By: /s/ Raoul Mills
                                        --------------------------------------
                                        Name:  Raoul Mills
                                        Title: Vice President, Distribution

                                    LITTLE SWITZERLAND, INC.

                                    By: /s/ C. William Carey
                                        --------------------------------------
                                        Name:  C. William Carey
                                        Title: President & CEO